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EXHIBIT 23.1






                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation of references in the Registration Statement on S-8 (No. 333-23303) of Cross-Continent Auto Retailers, Inc. of our report dated February 13, 1998, except for Note 20 which is as of February 24, 1998 appearing in Form 10-K.



PRICE WATERHOUSE LLP

Fort Worth, Texas
March 25, 1998